UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On August 18, 2015, Analog Devices, Inc. (the “Company”) announced its plan to convert the benefits provided to participants in the Company’s Irish defined benefits pension plan (the “DB Plan”) to benefits provided under the Company’s Irish defined contribution plan (the “DC Plan”). In connection with the conversion, on October 19, 2015, the DB Plan trustees and the Company made lump sum payments into the DC Plan funded by the existing assets of the DB Plan and an additional Company contribution for allocation into DB Plan participants’ individual DC Plan accounts to settle all existing and future DB Plan liabilities for active and deferred DB Plan participants. Messrs. Vincent Roche, President and CEO, and Richard Meaney, Senior Vice President, Industrial and Healthcare Group, were deferred DB Plan participants and €261,428 and €3,100,715, respectively, were allocated to their individual accounts in the DC Plan.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On October 21, 2015, the Company received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding a blackout period, described below, under The Investment Partnership Plan (the “Plan”), in connection with the liquidation of the shares of common stock of the Company (the “Common Stock”) held in the Analog Devices Stock Fund (the “Stock Fund”) under the Plan. Due to this liquidation, Plan participants will be unable to request exchanges or withdrawals or obtain loans or distributions involving Plan assets invested in the Common Stock through the Stock Fund during a blackout period that is scheduled to begin at 4:00 p.m., Eastern Standard Time, on Friday, December 4, 2015, and is expected to end by Thursday, December 17, 2015 (the “Plan Blackout Period”).

On October 21, 2015, the Company sent a blackout trading restriction notice (the “BTR Notice”) to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, they would be prohibited during the Plan Blackout Period from purchasing or selling shares of Common Stock (including derivative securities pertaining to such shares) acquired in connection with their service or employment as a director or an executive officer.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Any inquiries regarding the Plan Blackout Period may be directed to Fidelity Investments at 1-888-ADI-7300.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index attached hereto.

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2015	ANALOG DEVICES, INC.
	By:	/s/ David A. Zinsner
David A. Zinsner
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Notice of Trading Blackout Period for Directors and Executive Officers dated October 21, 2015